UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(646) 682-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

As previously announced, on April 20, 2017, KCG Holdings, Inc. (“KCG”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Virtu Financial, Inc. (“Virtu”) and Orchestra Merger Sub, Inc., an indirect, wholly owned subsidiary of Virtu (“Merger Sub”). Pursuant to the Merger Agreement, Virtu will acquire KCG for $20.00 per share in an all-cash transaction in which Merger Sub will merge with and into KCG (the “Merger”), with KCG surviving the Merger as a wholly-owned subsidiary of Virtu. This Current Report on Form 8-K contains an update regarding certain matters related to the Merger.

Preliminary Voting Results of the Special Meeting of Stockholders

On July 19, 2017, KCG stockholders voted to approve each of the proposals considered at a special meeting of stockholders held at KCG’s principal executive offices in New York, New York. The preliminary voting results for each proposal is summarized below.

1.	The proposal to adopt the Merger Agreement was approved by a vote of approximately 81.5% of the issued and outstanding shares of KCG common stock entitled to vote;

2.	The proposal to authorize the Merger for purposes of Section 203 of the Delaware General Corporation Law (the “DGCL”) was approved by a vote of approximately 75.5% of the outstanding shares of KCG common stock (other than shares of KCG common stock owned by Virtu and shares owned by Jefferies LLC that could be attributed to Virtu under Section 203 of the DGCL);

3.	The proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of KCG may receive in connection with the Merger pursuant to agreements or arrangements with KCG was approved by a vote of approximately 95.8% of the issued and outstanding shares of KCG common stock present or represented by proxy at the special meeting and entitled to vote; and

4.	The proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the first proposal above was approved by a vote of approximately 95.5% of the issued and outstanding shares of KCG common stock present or represented by proxy at the special meeting and entitled to vote.

These voting results are preliminary and subject to confirmation by KCG and its representatives.

Regulatory Approvals

On June 30, 2017, the U.K. Financial Conduct Authority (“FCA”) notified Virtu that the FCA had approved the change in control of KCG Europe Limited in connection with the Merger. In addition, on July 18, 2017, Finansinspektionen, Sweden’s financial supervisory authority (“FSA”), notified Virtu that the FSA had approved the change in control of Neonet Securities AB in connection with the Merger. With the receipt of the FCA and FSA approvals, all Required Governmental Approvals (as that term is defined in the Merger Agreement) have been obtained.

Anticipated Closing Date

The Merger is expected to be completed on or about July 20, 2017, subject to the satisfaction of customary closing conditions.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc. (Registrant)

Date: July 19, 2017	By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	General Counsel